EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACOCUNTING FIRM

We consent to use in this Post-Effective Amendment No. 1 to Registration Statement (No. 333-141086) on Form S-1 of Rancher Energy Corp. of our report dated June 27, 2008 relating to our audit of the financial statements for the year ended March 31, 2008.

We also consent to the reference to our firm under the caption “Experts” in such Prospectus.

/s/ HEIN & ASSOCIATES LLP
HEIN & ASSOCIATES LLP

Denver, Colorado
July 14, 2008